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                                                                     EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Annual Report (Form 10-
K) of Lam Research Corporation of our report dated August 26, 1997, included in the 1997 Annual Report to Stockholders of Lam Research Corporation.

  Our audits also included the financial statement schedule of Lam Research Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

  We also consent to incorporation by reference in the Registration Statements (Form S-4 No. 333-30545; and Form S-8 Nos. 333-01011, 333-18115 and 333-32981)
of our report dated August 26, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Lam Research Corporation.

                                          /s/ Ernst & Young LLP

San Jose, California
September 25, 1997